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                                                                     EXHIBIT 4.2
                                                                     -----------
                                     FORM
                                    [Front]

                                CRIIMI MAE Inc.
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   NUMBER                         CERTIFICATE                    SHARES
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  75,000                                                          $100
                                                           Series A Cumulative
                                                           Convertible Preferred
                                                               (Redeemable)

THIS CERTIFIES THAT _________________________________________________ is the
registered holder of ____________________________ fully paid and non-assessable shares, par value $.01 per share, of the $100.00 Series A Cumulative Convertible Preferred Stock of CRIIMI MAE Inc., transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

     IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this _______ day of ___________, A.D. 19____.

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                                    [Back]

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM     -as tenants in common         UNIF GIFT MIN ACT-_____ Custodian____
                                                            (Cust)       (Minor)
TEN ENT     -as tenants by the entireties                   under Uniform Gifts
                                                            to Minors
JT TEN      -as joint tenants with right of                 Act ______________
             survivorship and not as tenants                     (State)
             in common

           Additional abbreviations may also be used though not in the above list.

     For value received, __________ hereby sell, assign and transfer unto

Please insert social security or other
identifying number of assignee
_____________________________

________________________________________________________________________________


________________________________________________________________________________
            Please Print or Typewrite Name and Address of Assignee

________________________________________________________________________________


________________________________________________________________________________


_________________________________________________________________________Shares
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represented by the within Certificate, and do hereby irrevocably constitute and appoint_____________________________________________________________________

____________________________________________________________________________

Attorney to transfer the said shares on the books of the within-named

Corporation with full power of substitution in the premises.

Dated,__________

                                                  _____________________________

     In presence of

_________________________


Notice: The signature to this Assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement, or any change whatever.


                                CRIIMI MAE INC.

The Corporation will furnish to any shareholder, upon request and without charge, a full or summary statement of (1) the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued, (2) the variations in the relative rights and preferences between the shares of each series of preferred stock so far as the same have been fixed and determined, and (3) the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series. Such request may be made to the transfer agent named on the face hereof or to the secretary of the Corporation.

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                        Certain Restriction on Transfer

     Set forth below is the full text of Article EIGHTEENTH of the Corporation's Articles of Incorporation.

A. The stockholders shall upon demand disclose to the Board in writing such information with respect to direct and indirect ownership of shares of the Corporation's capital stock ("Shares") as the Board deems necessary to comply with Part II and III of Subchapter M of the Chapter I of Subtitle A of the Internal Revenue Code of 1986, as amended, relating to Real Estate Investment Trusts (the "REIT Provisions") or to comply with the requirements of any taxing authority or governmental agency.

B. Whenever it is deemed by them to be reasonably necessary to protect the tax status of the Corporation as a Real Estatement Investment Trust ("REIT"), the Board may require a statement or affidavit from any stockholder or proposed transferee of Shares setting forth the number of Shares already owned by him and any related Person (as defined in Article SEVENTEENTH hereof) specified in the form prescribed by the Board for that purpose. All contracts for the sale or other transfer of Shares shall be subject to this provision.

C. Notwithstanding any other provision of this Article EIGHTEENTH to the contrary and subject to the provisions of subsection E, no Person shall at any time directly or indirectly acquire ownership in the aggregate of more than 9.8% of the outstanding Shares of the Corporation (the "Limit"). Shares owned by a Person in excess of the Limit at any time shall be deemed "Excess Shares." For the purposes of this Article EIGHTEENTH, the term "ownership" shall be defined in accordance with or by reference to the qualification requirements of the REIT Provisions and shall also mean ownership as defined in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. All Shares which any Person has the right to acquire upon exercise of outstanding rights, options and warrants, and upon conversion of any securities convertible into Shares, if any, shall be considered outstanding for purposes of the Limit if such inclusion will cause such Person to own more than the Limit.

D. The Board, by notice to the holder thereof, may redeem any or all Shares that are Excess Shares (including Shares that remain or become Excess Shares because of the decrease in outstanding Shares resulting from such redemption); and from and after the date of giving of such notice of redemption ("Redemption Date") the Shares called for redemption shall cease to be outstanding and the holder thereof shall cease to be entitled to dividends, voting rights and other benefits with respect to such Shares excepting only the right to payment by the Corporation of the redemption price determined and payable as set forth in the following two sentences. Shares redeemed by the Corporation pursuant to this Article EIGHTEENTH may be held as treasury shares or resold, in the discretion of the Board. Subject to the limitation on payment set forth in the following sentence, the redemption price of each Excess Share called for redemption shall be the average of the closing sale prices during the 30-day period ending on the business day prior to the Redemption Date of a Share on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such Share is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such Shares is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such Share is listed, or, if such Share is not listed on any such exchange, the average of the closing bid quotations with respect to a Share during such 30-day period on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a Share as determined by the Board in good faith. Payment of such purchase price shall be made by delivery to the holder of such Share of a promissory note of the Corporation payable to the holder only to the extent of any proceeds received by the Corporation from the sale of such Excess Shares by the Corporation. In the event that within 30 days after the Redemption Date the Person from whom the Excess Shares have been redeemed sells (and notifies the Corporation of such sale) a number of the remaining Shares owned by him at least equal to the number of such Excess Shares (and such sale is to a Person in whose hands the Shares sold would not be Excess Shares), then the Corporation shall rescind the redemption of the Excess Shares if following such rescission such Person would not be the holder of Excess Shares, except that if the Corporation receives an opinion of its counsel that such rescission would jeopardize the tax status of the Corporation as a REIT then the Corporation shall in lieu of rescission make immediate payment of the redemption price.

E. The Limit set forth in subsection C shall not apply to acquisitions of Shares by CRI or its Affiliates (subject to REIT qualification rules). In addition, the Limit shall not apply to acquisitions of shares pursuant to a cash tender offer made for all Shares (including securities convertible into Shares) in conformity with applicable federal and state securities laws where two-thirds of the Shares (not including Shares or securities convertible into Shares held by the tender offeror and/or any "Affiliates" or "Associates" thereof (as defined in Article SEVENTEENTH hereof) are duly tendered and accepted pursuant to the cash tender offer, nor shall the Limit apply to the acquisition of Shares by an underwriter in a public offering of Shares, or in any transaction involving the issuance of Shares by the Corporation, in which a majority of the Board determine that the underwriter or other Person or party initially acquiring such Shares will make a timely distribution of such Shares to or among other holders such that, following such distribution, none of such Shares will be Excess Shares. The Board in its discretion may exempt from the Limit ownership of certain designated Shares while owned by a Person who has provided the Board with evidence and assurance acceptable to the Board that the qualification of the Corporation as a REIT would not be jeopardized thereby.

F. Notwithstanding any other provision of these Articles of Incorporation to the contrary, the Board may refuse to effect the transfer of any Shares which would make the transferee the holder of Excess Shares, and any purported acquisition of Shares which would result in the disqualification of the Corporation as a REIT shall be null and void.

G. Nothing contained in this Article EIGHTEENTH or in any other provision of these Articles of Incorporation shall Limit the authority of the Board to take such other action as it deems necessary or advisable to protect the Corporation and the interests of the stockholders by preservation of the Corporation's qualification as a REIT under the REIT provisions.

H. If any provision of this Article EIGHTEENTH or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provisions shall be affected only to the extent necessary to comply with the determination of such court. To the extent this Article EIGHTEENTH may be inconsistent with any other provision of these Articles of Incorporation, this Article EIGHTEENTH shall be controlling.